UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/05/2009

DISCOVER FINANCIAL SERVICES
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33378

Delaware	36-2517428
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015
(Address of principal executive offices, including zip code)

(224) 405-0900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective February 9, 2009, Kevin M. Killips resigned as Senior Vice President, Controller and Chief Accounting Officer of Discover Financial Services (the "Company") to assume the position of chief financial officer of PrivateBancorp, Inc. Roy A. Guthrie, Executive Vice President and Chief Financial Officer of the Company, commented, "Kevin's experience at Discover will serve him well in his new position. He has helped us build a strong and capable finance organization during his tenure with us. We are grateful for his contributions and wish Kevin well in his new position."

Concurrent with Mr. Killips' resignation, Mr. Guthrie assumed the responsibilities of Controller and Chief Accounting Officer of the Company on an interim basis in addition to his existing responsibilities. Mr. Guthrie has served as the Company's Executive Vice President and Chief Financial Officer since 2005.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Date: February 09, 2009	By:	/s/ Simon Halfin
Simon Halfin
Assistant Secretary